UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2026

FIRST NORTHERN COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Its Charter)

000-30707
(Commission File Number)

California	68-0450397
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

195 N FIRST STREET
DIXON, California 95620
(Address of principal executive offices, including zip code)

(707) 678-3041
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
FNRN	FNRN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02  DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) On January 6, 2026, First Northern Bank, the wholly-owned subsidiary of First Northern Community Bancorp (the Company) entered into an Executive Retirement/Retention Participation Agreement with Executive Vice President/Chief Financial Officer Kevin Spink, the intended purpose of which is to provide a supplementary Executive Retirement/Retention award (Award) to the executive. The size of the Award is based on the achievement of annual performance goals as determined in advance by the Company’s Compensation Committee.  Mr. Spink will become fully vested in his Awards as of his 65th birthday, provided he remains in continuous service with the Company through this date. If his employment is terminated for "cause" or if he resigns without "good reason" before his 65th birthday, he will forfeit any unvested Awards.  However, if he is terminated (i) without "cause," (ii) voluntarily for "good reason," (iii) for any reason within 24 months after a "change in control" (as each term is defined in the agreement), or (iv) due to his death or disability, 100% of his Awards will be vested.(e) On January 6, 2026, the Company entered into a Supplemental Executive Retirement Plan Participation Agreement with Executive Vice President/Chief Credit Officer Brett Hamilton, subject to the terms of the Supplemental Executive Retirement Plan (Plan), except that for purposes of calculating the amount and length of payment of the Plan benefit, Mr. Hamilton will be credited with two (2) additional years of service if Mr. Hamilton’s termination of employment occurs on or after his 60th birthday but prior to age 62, and he will be credited with four (4) additional years of service if his termination of employment occurs on or after his 62nd birthday, in each case subject to a minimum annual benefit of $50,000, paid in monthly installments.  If Mr. Hamilton is involuntarily terminated without “cause” or voluntarily for “good reason” within 24 months after a “change in control” (as each term is defined in the agreement), then his Plan benefit will be no less than the actuarial equivalent of the benefit he would receive if he accrued service to age 65 and will be payable in a lump sum.
The foregoing summary is not complete and is qualified in its entirety by reference to the Executive Retirement/Retention Participation Agreement between First Northern Bank and Executive Vice President/Chief Financial Officer Kevin Spink and the Supplemental Executive Retirement Plan Participation Agreement between First Northern Bank and Executive Vice President/Chief Credit Officer Brett Hamilton, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, to this Form 8-K and incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Description

10.1	Executive Retirement/Retention Participation Agreement between First Northern Bank and Executive Vice President/Chief Financial Officer Kevin Spink, effective January 6, 2026

10.2	Supplemental Executive Retirement Plan Participation Agreement between First Northern Bank and Executive Vice President/Chief Credit Officer Brett Hamilton, effective January 6, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2026

FIRST NORTHERN COMMUNITY BANCORP

By:	/s/ Jeremiah Z. Smith
Jeremiah Z. Smith
President/Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Executive Retirement/Retention Participation Agreement between First Northern Bank and Executive Vice President/Chief Financial Officer Kevin Spink, effective January 6, 2026

10.2	Supplemental Executive Retirement Plan Participation Agreement between First Northern Bank and Executive Vice President/Chief Credit Officer Brett Hamilton, effective January 6, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)